EXHIBIT 10.2

                              CONSULTING AGREEMENT

                  CONSULTING AGREEMENT dated as of March 27, 1995, between Diagnostek, Inc., a Delaware corporation (the "Corporation"), Value Health, Inc., a Delaware corporation ("Parent") (for purposes of Section 6 hereof) and Nunzio P. DeSantis (the "Consultant");

                  WHEREAS, pursuant to the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), VHI Merger- Sub. Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, will, subject to satisfaction of certain conditions, be merged with and into the Corporation with the result that the Corporation will become a wholly-owned subsidiary of Parent (such merger being referred to herein as the "Merger"); and

                  WHEREAS, effective as of the Effective Date (as defined in the Merger Agreement), the employment of Consultant by the Corporation pursuant to the Employment Agreement dated as of October 1, 1990 between the Corporation and the Consultant (the "Employment Agreement") shall be terminated by the Corporation; Consultant will thereupon be entitled to and shall receive from the Corporation the "Termination Compensation" specified in Section 5(c) of the Employment Agreement; and neither the Consultant nor the Corporation shall have any further obligations thereunder relating to the employment of Consultant by the Corporation or any of its subsidiaries; and

                  WHEREAS, the Corporation recognizes that the Consultant possesses unique and extensive skill and expertise with respect to the businesses in which the Corporation is engaged and with respect to current trends and developments in the healthcare industry generally; and

                  WHEREAS, the Corporation desires to retain the services of the Consultant as a consultant in order that his personal knowledge, skill and experience be available to assist the Corporation and its affiliates with respect to specified aspects of their operations and strategic planning, and the Consultant is willing to perform in such capacity on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and other mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                  1. Consultant's Duties and Responsibilities.

                  (a) Effective as of the Effective Date, the Corporation hereby retains the Consultant as a consultant for the Term (as hereinafter defined). The Consultant agrees to act in such capacity on the terms and conditions hereinafter set forth. The Consultant's services shall consist of providing advice to the Corporation or any of its affiliates with respect to specified aspects of their operations and strategic planning, to the extent and as instructed from time to time by the Chairman of the Board or President of Parent. Initial duties are expected to include assistance in integration of the Corporation within the Parent organization, maintenance of the Corporation's customer relationships and assistance to Parent in exploration of opportunities for the imaging business of the Corporation. In performing such services, the Consultant shall use all reasonable efforts to promote the best interests of the Corporation. For purposes of this Agreement, the term "affiliates" shall include all entities controlled by or under common control with the Corporation. The Consultant shall perform his services in Albuquerque, New Mexico.

                  (b) In performing his services, the Consultant is not to be considered an officer or employee of the Corporation or any of its affiliates, and he will not be eligible to participate in any profit sharing, retirement, life insurance, health insurance or any other benefit plan available to employees of the Corporation or any of its affiliates, except to the extent otherwise provided in Section 3(c) hereof. The Consultant agrees that he shall not represent himself as acting in his capacity as a consultant to the Corporation (or any affiliate thereof), or otherwise use his affiliation with the Corporation (or any affiliate thereof), in his business activities not conducted pursuant to this Agreement on behalf of the Corporation (or any affiliate thereof). In the performance of Consultant's services under this Agreement, Consultant shall adhere to those fiduciary standards, ethical practices, and standards of care and competence which are normal and customary for professionals rendering consulting and advisory services of the nature provided for in this Agreement. Consultant is not authorized to waive any right or to incur, enter into, assume, or create any debt, obligation, agreement or release of any kind whatsoever in the name of or on behalf of the Corporation (or any affiliate thereof) or in any way to bind the Corporation (or any affiliate thereof).

                  (c) For a period of six months from the Effective Date, the Corporation shall provide Consultant with suitable office and secretarial space and equipment at the Corporation's offices in Albuquerque, New Mexico and support to enable Consultant to assist the Corporation in the transition of management of the Corporation following the Merger.

                  2. Term.

                  (a) The term of this Agreement (the "Term") will commence on the Effective Date and will continue through the fifth anniversary of the Effective Date subject to earlier termination pursuant to the terms of this Agreement. This Agreement (except for the obligations set forth in Section 7) shall terminate immediately in the event of the Consultant's death, disability or resignation; provided that, in the event of disability of Consultant, until the earlier of the death of Consultant or the fifth anniversary of the Effective Date, the Corporation shall continue to comply with Section 3(b) hereof.

                  (b) In the event this Agreement is terminated by reason of the death or disability of the Consultant, the Corporation shall continue the payment of the fee described in Section 3(a) hereof for a period of 12 months thereafter (but not beyond the original five-year term) to the Consultant or his personal representatives (in the case of disability) or to the surviving spouse of the Consultant or, if none, to the Consultant's estate, in the case of the Consultant's death. For purposes of this Agreement, "disability" shall mean the Consultant's inability or incapacity to perform his duties hereunder due to a mental or physical illness, accident, injury or condition, or any other cause, for a period of 180 days in any twelve consecutive month period.

                  (c) Notwithstanding anything in this Agreement, it is expressly understood and agreed by all parties hereto that, in the event the Merger Agreement is terminated for any reason whatsoever, this Agreement shall be null and void, ab initio, without any liability on the part of any party (or any of such party's affiliates) to any other party.

                  3. Consulting Fees. In consideration for the services to be rendered under this Agreement, the Consultant shall, during the Term, receive the following:

                    (a) Fee. A fee of $120,000 per year (payable in equal monthly installments on the 15th day of each month).

                    (b) Split Dollar Agreement. The Corporation will pay when due the portion of the premiums for life insurance policies (the "Policies") required to be paid pursuant to a Split Dollar Agreement, dated as of April 1, 1992, by and between the Corporation and the DeSantis Family Irrevocable Trust, a Split Dollar Agreement, dated as of April 1, 1992, by and between the Corporation and the Dorothy Smith Irrevocable Trust and a Split Dollar Agreement, dated as of April 1, 1992, by and between the Corporation and the Velia DeSantis Family Trust (together, the "Split Dollar Agreements") which are due within the Term (provided that, without increasing the foregoing obligation, the annual aggregate premiums payable thereunder shall not exceed $327,000). The Consultant agrees that the Corporation may assign its rights and interest in the Split Dollar Agreements to Parent or any affiliate thereof and that the Corporation and/or any such assignee shall have a perfected first priority secured interest in the  Policies  for,  and  shall  have a right to  receive  from the proceeds of such Policies, the full amount of any premium payments with respect to such Policies made by the Corporation or any such affiliate or their predecessors, and the Consultant agrees to amend the Split Dollar Agreements to the extent reasonably requested by the Corporation to provide therefor, and further agrees that the Corporation shall have no obligation to make any payments under this
          Section 3(b) at any time at which the Corporation has reasonably determined, after giving Consultant notice and a 30-day opportunity to cure, that the Corporation does not have such a perfected first priority secured interest. Without limiting in any way the Corporation's rights hereunder and under the Split Dollar Agreements, the Corporation's obligations under this Section 3(b) shall cease, prior to the expiration of the Term, upon the first to die of Consultant or Consultant's spouse if, but only if, the proceeds from the policies covered by the Split Dollar Agreements which are paid to beneficiaries (other than the Corporation or any of its affiliates) upon such first death are sufficient to pay or otherwise adequately provide for all future premiums estimated to be due under the remaining policies covered by the Split Dollar Agreements. Subject to the foregoing provisions of this Section 3(b), the payments required by the Corporation in this Section 3(b) shall continue for the Term, but for not less than five years; provided that the Corporation shall have no obligation to make any further payments hereunder in the event of an uncured material breach by Consultant of the Non- Compete Agreement (as defined in Section 4(i) hereof).

                    (c) Health Insurance. If and to the extent that the Corporation's existing group health benefits providers confirm in writing prior to the Effective Date that Consultant's engagement as a consultant under this Agreement will enable Consultant (and eligible family members) to continue to be covered under the Corporation's group health benefit plan or plans at normal group rates as in effect from time to time, then the Corporation will take reasonable steps to facilitate the obtaining and maintaining of such coverage during the Term subject to its continued availability. No assurance has or will be given by the Corporation with respect to the availability of this coverage. If such coverage is available, the Corporation will pay that portion of the premiums for such coverage which it currently pays for Consultant and his eligible family members.

                  4.  Termination.   The  Corporation  may  only  terminate  the
consulting engagement set forth in this Agreement for cause. For purposes of this Agreement, the term "cause" shall mean any of the following:

                    (i) Any material  breach by the  Consultant of any provision of this Agreement or the Agreement Not to Compete between Parent and Consultant of even date herewith (the "Non- Compete Agreement"), which breach continues for 45 days after written notice to the Consultant specifying the breach.

                    (ii) Any  willful  action by the  Consultant  (other than an action taken at the direction of the Corporation) that

                         (A) is intended to have; or

                         (B) could have reasonably been expected to have,

               a  materially   detrimental   effect  on  the  interests  of  the
               Corporation or any of its affiliates; or

                    (iii)  Any  final  and   unappealable   conviction   of  the
               Consultant of any offense involving (A) moral turpitude, (B) misappropriation of funds or (C) drug addiction.

                  Upon termination of this Agreement for cause, the Consultant shall forfeit any unvested portion of the Option (as defined in Section 6 hereof) and any right to additional fees (except for accrued but unpaid fees) under this Agreement or the Non-Compete Agreement, and the Corporation shall have no further obligation to the Consultant hereunder with respect hereto or thereto (except as otherwise provided in Section 3(b) hereof).

                  5. Status as Independent Contractor. It is mutually agreed that the Consultant is an independent contractor and not an employee of the Corporation and as such, the Consultant shall be responsible for the following throughout the entire Term of this Agreement.

                  (a) Maintaining his own records of expenses;

                  (b) Paying self-employment taxes, income taxes and other taxes and assessments for which Consultant has responsibility; and

                  (c) Complying with all relevant local, state and federal laws applicable to Consultant in the context of this Agreement.

                  6.  Stock Option; Guaranty.

                  (a) In further consideration of the valuable and extensive services to be rendered by Consultant hereunder, effective as of the Effective Date, the Consultant shall be granted an option (the "Option") to purchase 350,000 shares of common stock, no par value per share, of Parent at an exercise price per share equal to the closing price of the common stock of Parent on the New York Stock Exchange on the date on which the Merger is consummated. The Option shall be subject to terms and conditions set forth in the form of the Stock Option Agreement annexed hereto as Annex I.

                  (b) Parent hereby guarantees all of the obligations of the Corporation under this Agreement.

                  7. Indemnification.

                  The parties hereto agree, and this Agreement has been negotiated based on the mutual belief, that all amounts payable to the Consultant hereunder and under the Non-Compete Agreement, severally and in the aggregate, constitute "reasonable compensation" for the personal services to be rendered (or, in the case of the Non-Compete Agreement, not rendered to third parties) by the Consultant, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). If, notwithstanding the foregoing, there is a final determination that any portion of the amounts payable to or for the benefit of the Consultant under this Agreement and/or under the Employment Agreement or the Non-Compete Agreement constitutes an "excess parachute payment" as such term is used in Section 280G and 4999 of the Code, then the Corporation shall, within 60 days of said final determination, pay to the Consultant an additional sum (the "Additional Amount") in an amount such that after all federal, state and local taxes of any kind which would apply to the receipt by the Consultant of the Additional Amount have been subtracted therefrom, the remainder of the Additional Amount would equal the sum of (i) the amount of the tax imposed on the Consultant by Section 4999(a) of the Code and by any comparable provision of any state or local tax law with respect to the "excess parachute payment", plus (ii) any interest and/or penalties thereon.

                  The Corporation shall have the right, at its sole expense, to contest an assertion by any taxing authority that any of the aforesaid amounts payable to the Consultant constitutes an "excess parachute payment" and, if the Corporation chooses to contest any such assertion, the Consultant agrees to cooperate with and assist the Corporation in such context. If, the Corporation elects not to contest such assertion, there shall be no obligation hereunder on the part of the Consultant to contest such assertion. For purposes of this Agreement, a "final determination" shall mean a court decision or an assertion or determination by a taxing authority from which the Corporation (on behalf of Consultant) is unable to appeal further (or from which any further appeals have been rejected or refused); or which the Corporation determines not to appeal or contest further; or an assertion or determination by a taxing authority which the Corporation elects not to contest; or the settlement of any such assertion or determination to which the Corporation agrees. The obligation of the Corporation to the Consultant set forth in this Section 7 shall survive the expiration or other termination of this Agreement, the Employment Agreement and/or the Non-Compete Agreement, any provision of this Agreement or those Agreements to the contrary notwithstanding.

                  Consultant agrees to notify the Corporation in a timely manner in the event of any audit or other proceeding by any taxing authority in which it is asserted that any portion of the amounts payable to or for the benefit of Consultant under this Agreement, the Employment Agreement or the Non-Compete Agreement constitutes an "excess parachute payment". Consultant further agrees not to settle any such assertion without the prior written consent of the Corporation.

                  8. Notice. Any notice that either party hereto may desire to give the other shall be deemed delivered three days after the date on which such Notice has been deposited in the United States Mail as certified or registered mail, return receipt requested, addressed as follows:

                    To the Corporation:

                    c/o Value Health, Inc.
                    22 Waterville Road
                    Avon, Connecticut  06001
                    Attn:  General Counsel
                    Facsimile No.: (203)676-8695

                    To the Consultant:

                    c/o Nunzio P. DeSantis
                    4500 Alexander Boulevard, N.E.
                    Albuquerque, New Mexico 87107
                    Facsimile No.: (505) 761-6125

provided that the addresses above specified may be changed by either party hereto by giving notice thereof to the other pursuant to this paragraph. Notice may also be given by facsimile to the foregoing facsimile numbers or personal delivery at the foregoing addresses, and delivery of any such notice shall be deemed made at the time of the sending of a facsimile or upon the making of a personal delivery.

                  9. No Conflict. Consultant represents and warrants that he is not a party to any agreement or under any obligation which would conflict with the terms of this Agreement or prevent him from carrying out his responsibilities under this Agreement.

                  10. Waiver/Miscellaneous. No waiver of any provision of this Agreement shall be effective unless in a writing signed by the waiving party. The Corporation shall be permitted to withhold any amounts which any taxing authority asserts are required by law to be withheld for federal, state or local tax purposes (the withholding of which shall be treated as a payment to the Consultant for purposes of this Agreement), and the Consultant shall upon notice and request reimburse the Corporation for any amounts not withheld that were required to be withheld.

                  11. Assignment; Binding Effect. The obligations of Consultant hereunder are personal and may not be assigned or delegated by him under any circumstances. This Agreement shall be binding upon and inure to the benefit of the parities hereto and their respective heirs (to the extent provided for herein), successors and permitted assigns.

                  12. Headings. The paragraph and other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

                  13. Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provisions hereof is invalid or unenforceable (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed in that state and without regard to law that might otherwise govern under applicable principles of conflict of laws.

                  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16. Entire Agreement/Modification. The terms and provisions of this instrument constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or altered except in writing signed by the parties.

                  17. Expenses. The Corporation will reimburse the Consultant for reasonable out-of-pocket expenses incurred by Consultant outside of New Mexico which are incurred in the performance of his duties hereunder, in accordance with Parent's corporate policies and subject to reasonably detailed documentation.

                  18.  Release.  In  consideration  of the payments and benefits provided to the Consultant under this Consulting Agreement, the Consultant hereby releases and forever discharges the Corporation, Parent and their respective affiliates, and each of their respective officers, employees and directors from any and all claims, actions and causes of action that the Consultant may have, or in the future may possess, arising out of his employment relationship with the Corporation or any of its affiliates and the termination thereof. The provisions of this Section 18 shall not apply with respect to (i) the obligations of the Corporation hereunder and under the Non-Compete Agreement, (ii) claims for payment of currently accrued compensation, (iii) rights to indemnification in the Consultant's capacity as an officer or director of the Corporation or any of its subsidiaries, (iv) any benefits to which the Consultant is entitled under terms of employee benefit plans of the Corporation and its affiliates in which he participates and (v) the obligation of the Corporation to pay and the right of the Consultant to receive, at the Effective Date, the "Termination Compensation" specified in Section 5(c) of the Employment Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on this 27th day of March , 1995.

                                  Consultant

                                  /s/ Nunzio P. DeSantis
                                  Nunzio P. DeSantis


                                  Diagnostek, Inc.
                                  By: /s/ William Barron
                                  Title: President


                                  Value Health, Inc.
                                  (For Purposes of Section 6 of
                                   this Agreement only)
                                  By: /s/ Robert E. Patricelli
                                  Title: Chief Executive Officer

                                                                         Annex I

                              VALUE HEALTH, INC.

                     Non-Qualified Stock Option Agreement

                  Value Health, Inc., a Delaware corporation (the "Company"), hereby grants this ___ day of _________, 1995, (the "Grant Date") to ___________________ (the "Optionee") an option to purchase a maximum of 350,000 shares of its Common Stock, no par value (the "Option Shares"), at the price of $_________ per share, on the following terms and conditions:

                  1. Grant Under 1991 Stock Option Plan; Consulting Agreement. This option is granted pursuant to and is governed by the Company's 1991 Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meanings as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date. Optionee has entered into a Consulting Agreement (the "Consulting Agreement") with Diagnostek, Inc. (the "Corporation") of even date herewith pursuant to which Optionee has been retained by the Corporation as a consultant.

                  2. Grant as Non-Qualified Option. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors of the Company, or any committee approved by the Board, intends to take appropriate action, if necessary, to achieve this result.

                  3. Vesting. If the Optionee has continued to be engaged as a consultant under the Consulting Agreement on the following dates, the Optionee may exercise this option for the number of shares set opposite the applicable date:

                  On January 2, 1996          -        70,000 shares

                  On January 2, 1997          -        70,000 shares

                  On January 2, 1998          -        70,000 shares

                  On January 2, 1999          -        70,000 shares

                  On January 2, 2000          -        70,000 shares

Except as otherwise provided in Articles 4 and 5, the foregoing rights may be exercised up to and including the date which is ten (10) years from the date this option is granted.

                  4. Termination of Consulting Agreement. If the engagement of Optionee as a consultant under the Consulting Agreement is terminated by the resignation of Optionee prior to the end of the Term (as defined in the Consulting Agreement) or by the Corporation for cause (as defined in the Consulting Agreement), no further installments of this option shall become exercisable and this option shall terminate after the passage of ninety (90) days from the date of such termination, but in no event later than the scheduled expiration date. In such case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

                  5. Death; Disability. If the Optionee dies while engaged as a consultant under the Consulting Agreement, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 9 hereof, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee's engagement as a consultant under the Consulting Agreement is terminated by reason of his disability (as defined in the Consulting Agreement), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

                  6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

                  7. Payment of Price. The option price is payable in United States dollars and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price.

                  8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company or its transfer agent shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right or survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

                  9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee can exercise this option.

                  10. No Obligation to Exercise Option. The grant and acceptance of this option impose no obligation on the Optionee to exercise it.

                  11. Right to Terminate Services as a Consultant. This Agreement does not constitute a contract of, or an implied promise to continue, Optionee's status as a consultant to the Corporation or to be engaged or retained in any status or position by or with the Company or any of its other affiliated entities; nor does this Agreement affect any right the Corporation may have to terminate Optionee's consulting engagement at any time. Optionee shall have no rights in the benefits conferred by this Agreement or in any Option Shares except to the extent the Option is exercised while vested and otherwise in accordance with the terms of this Agreement. Nothing in this
Section 11 shall alter the rights and obligations of the parties to the Consulting Agreement.

                  12. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

                  13. Capital Changes and Business Successions. It is the purpose of this option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

                  14. Withholding Taxes. The Company shall be permitted to withhold any amounts which any taxing authority asserts are required by law to be withheld for federal, state or local tax purposes upon exercise of this option, and the Optionee shall, upon notice and request, reimburse the Company for any amounts not withheld that were required to be withheld.

                  15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

______________________________               VALUE HEALTH, INC.
Optionee

______________________________               By:____________________________
Full Name of Optionee                           Title:


______________________________
Street Address


______________________________
City, State, Zip